As filed with the Securities and Exchange Commission on April 27, 2001

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       THE SINGING MACHINE COMPANY, INC..
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                             95-3795478
--------                                                             ----------
(State or Jurisdiction of                                      (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
                             -----------------------
                     (Address of Principal Executive Office)

                        The Singing Machine Company, Inc.
             Amended and Restated 1994 Management Stock Option Plan
             ------------------------------------------------------
                            (Full Title of the Plan)

                                   John Klecha
                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
                             -----------------------
                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum
                                                      ------------------------
Title of Each Class of              Amount           Offering          Aggregate
    Securities to be                to be            Price Per         Offering            Amount of
      Registered                    Registered       Share             Price            Registration Fee
-------------------------     -----------------    -----------        ------------     -------------------
Common Stock (1)                     425,500         $0.43             $   182,965      $        45.74
Common Stock (2)                     104,000         $1.66             $   172,640      $        43.16
Common Stock (3)                     685,500         $3.06             $ 2,097,630      $       524.41
Common Stock (4)                      14,500         $4.90             $    71,050      $        17.76
----------------                    --------         -----             ------------     --------------
Total Registration Fee                                                                  $       631.07
------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457 based upon the price at which outstanding options can be exercised.
(2) Calculated in accordance with Rule 457 based upon the price at which the outstanding options can be exercised.
(3) Calculated in accordance with Rule 457 based upon the price at which the outstanding options can be exercised.
(4) Calculated in accordance with Rule 457 based upon the price at which the outstanding options can be exercised.

PART 1. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

The Singing Machine Company, Inc. (the "Company," "we" or "us") has prepared this Registration Statement on Form S-8 under the Securities Act of 1933, as amended to register 1,229,500 shares of our common stock, which will be awarded to eligible persons pursuant to options granted under our Amended and Restated 1994 Management Stock Option Plan (the "Plan").

ITEM 1. PLAN INFORMATION

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in our Amended and Restated 1994 Management Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meet the requirements of Section 10(a) of the Securities Act relating to the Plan.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about our Plan and its administrators are available without charge by contacting:

                                    The Singing Machine Company, Inc.
                                    6602 Lyons Road, Bldg. A-7
                                    Coconut Creek, FL 33073
                                    John Klecha, Chief Financial Officer
                                    (954) 596-1000

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this Registration Statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until all the shares covered by this Registration Statement have been sold or deregistered:

         o        Annual Report on Form 10-KSB for the year ended
                  March 31, 2000, filed on June 30, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 2, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000;

         o Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000, filed on February 14, 2001;

         o        Current Report on Form 8-K filed August 11, 2000;

         o        Current Report on Form 8-K filed November 30, 2000;

         o        Current Report on Form 8-K filed January 5, 2001;

         o        Proxy Statement filed July 28, 2000.

         o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

         o The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 19, 1994 and Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on March 2, 2001 and any amendment thereto;

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to John Klecha, Chief Financial Officer, The Singing Machine Company, Inc., 6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073.

Item 4. Description of Securities
---------------------------------

         Not Applicable.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------

         Not Applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

         As a Delaware corporation, we are subject to the Delaware General Corporation Law. Section 102(b)(7) of Delaware law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. Article 10 of our Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit and contains a comparable provision.

         Section 145 of Delaware law permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Article VI of our Bylaws provides that our officers, directors, employees or agent shall be indemnified to the full extent permitted by Delaware law. Article VI also provides that we may advance expenses to a director if he prior to the final disposition of the action. However, if required under Delaware law, we may require an officer or director to give us an undertaking in advance of the final disposition that he will repay all amounts so advanced, if it shall ultimately be determined that such officer or director is not entitled to be indemnified under these by-laws or otherwise.

         The above discussion of Delaware law and our certificate of incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by our certificate of incorporation, bylaws and Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

Item 7. Exemption From Registration Claimed
-------------------------------------------

         Not Applicable.

Item 8. Exhibits
----------------

5.1  Opinion and Consent of English, McCaughan & O'Bryan, P.A.

10.1 Amended and Restated 1994 Management Stock Option Plan*

23.1 Consent of Weinberg & Company, P.A.*

23.2 Consent of English, McCaughan & O'Bryan, P.A. (Contained in Exhibit 5.1)

---------------------
* Filed herewith.

Item 9. Undertakings
--------------------

A. We hereby undertake to:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or n the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, The Singing Machine Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coconut Creek, State of Florida, on April 25, 2001.

                              THE SINGING MACHINE COMPANY, INC.

                              By:             /s/ John F. Klecha
                                 -----------------------------------------------
                                       John F. Klecha, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                                               Date
---------                           -----                                               ----

/s/ Edward Steele                   Chairman of the Board of Directors and
----------------------------        Chief Executive Officer                             April 25, 2001
Edward Steele


/s/ John F. Klecha                  President, Chief Operating Officer,
----------------------------        Chief Financial Officer, Treasurer,                 April 25, 2001
John F. Klecha                      Secretary and Director


/s/ Josef A. Bauer                  Director                                            April 25, 2001
-----------------------------
Josef A. Bauer

/s/ Howard Moore                    Director                                            April 25, 2001
--------------------------
Howard Moore

/s/ Robert Weinberg                 Director                                            April 25, 2001
--------------------------
Robert Weinberg